Exhibit 99.1

Hanryu Holdings, Inc. Announces Receipt of a Delinquency Compliance Alert Notice from Nasdaq

Seoul, Republic of South Korea, May 24, 2024 (GLOBE NEWSWIRE) -- Hanryu Holdings, Inc. (NASDAQ: HRYU) (“Hanryu” or the “Company”), a media-tech company and creator of FANTOO, an all-in-one social media experience connecting k-culture fans globally, today announced that on May 21, 2024, it received a delinquency compliance alert notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2024 and because the Company remains delinquent in filing its Form 10-K for the year ended December 31, 2023 with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all required periodic reports with the SEC.

Nasdaq provided the Company until June 17, 2024, to submit a plan to regain compliance with the Rule (the “Plan”). The Company intends to submit its plan of compliance to Nasdaq by June 17, 2024. If Nasdaq accepts the Plan, the Company may be granted an extension of up to 180 calendar days from the due date of the Form 10-K, or until October 14, 2024, to regain compliance with the Rule. In the event the Plan is not accepted by Nasdaq, the Company may appeal that decision to a Hearings Panel.

About Hanryu Holdings, Inc.

Hanryu Holdings, Inc., is the creator of the engaging and innovative social media platform, “FANTOO”. FANTOO connects users around the world that share similar interests by providing distinctive service offerings, technologies, applications, and websites. Through FANTOO, we provide a global multi-media platform for our users to interact with other like-minded users, to share their appreciation of various types of entertainment and cultures, create their own content, enjoy other users’ content, engage in commerce, and experience a “fandom” community we believe is unlike any other. For more information, please visit www.hanryuholdings.com.

Forward-Looking Statements

This announcement contains forward-looking statements as defined under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, formulated in accordance with the ’safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995. These statements, reflecting the Company’s projections about its future financial and operational performance, employ terms like ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘target,’ ‘aim,’ ‘predict,’ ‘outlook,’ ’seek,’ ‘goal,’ ‘objective,’ ‘assume,’ ‘contemplate,’ ‘continue,’ ‘positioned,’ ‘forecast,’ ‘likely,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ’should,’ ‘approximately,’ and similar expressions to convey the uncertainty of future events or outcomes. These forward-looking statements are based on the Company’s current expectations, assumptions, and projections, involving judgments about future economic conditions, competitive landscapes, market dynamics, and business decisions, many of which are inherently challenging to predict accurately and are largely beyond the Company’s control. Additionally, these statements are subject to a multitude of known and unknown risks, uncertainties, and other variables that could significantly diverge the Company’s actual results from those depicted in any forward-looking statement. These factors include, but are not limited to, varying economic conditions, competitive pressures, and regulatory changes. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Company Contact:

Hanryu Holdings, Inc.

Taehoon Kim

contact@hanryuholdings.com

Investor Contact:

Hanryu Holdings, Inc.

Taehoon Kim

kth@hanryubank.com